EXHIBIT 99.49

                                 SALE AGREEMENT



     THIS AGREEMENT is made and entered into as of May 18, 2005, by and between Imogene P. Johnson, as trustee of the Imogene Powers Johnson 1993 Trust (the "Seller"), and Johnson Bank, as trustee of the S. Curtis Johnson Third Party Gift and Inheritance Trust (the "Curt Trust"), Johnson Bank, as trustee of the Helen Johnson-Leipold Third Party Gift and Inheritance Trust (the "Helen Trust"), Johnson Bank, as trustee of the H. Fisk Johnson Third Party Gift and Inheritance Trust (the "Fisk Trust"), and Johnson Bank, as trustee of the Winifred J. Marquart Third Party Gift and Inheritance Trust (the "Winifred Trust") (collectively, the "Purchasers").

     WHEREAS, Seller owns the interests in Johnson Outdoors, Inc. described on the attached Schedule I (collectively, the "JOUT Shares"), and desires to sell the JOUT Shares to the Purchasers; and

     WHEREAS, the Purchasers desire to buy the JOUT Shares from Seller on the terms set forth herein.

     NOW, THEREFORE, in consideration of all the representations, promises, warranties and undertakings contained herein, the parties agree as follows:

     1. Sale and Purchase of JOUT Shares. Seller hereby sells to Purchasers the following assets:

          (a) Seller hereby sells to the Curt Trust the assets listed after the name of the Curt Trust on the attached Schedule I (the "Curt JOUT Shares"). The Curt Trust hereby purchases the Curt JOUT Shares from Seller.

          (b) Seller hereby sells to the Helen Trust the assets listed after the name of the Helen Trust on the attached Schedule I (the "Helen JOUT Shares"). The Helen Trust hereby purchases the Helen JOUT Shares from Seller.

          (c) Seller hereby sells to the Fisk Trust the assets listed after the name of the Fisk Trust on the attached Schedule I (the "Fisk JOUT Shares"). The Fisk Trust hereby purchases the Fisk JOUT Shares from Seller.

          (d) Seller hereby sells to the Winifred Trust the assets listed after the name of the Winifred Trust on the attached Schedule I (the "Winifred JOUT Shares"). The Winifred Trust hereby purchases the Winifred JOUT Shares from Seller.

     2. Purchase Price. The purchase price for each of the Curt JOUT Shares, Helen JOUT Shares, Fisk JOUT Shares and Winifred JOUT Shares is the fair market value on the date hereof of such JOUT Shares (the "Purchase Price"). If market quotations are available for an asset, the fair market value of such asset is the mean between the high and low market quotations for such asset on the date first above written. Seller and each of the Purchasers acknowledge and agree that their intent is that the Purchase Price be the actual fair market value of the purchased JOUT Shares as of the date hereof.

     3. Consideration. On the date hereof, the Purchasers shall make payment to Seller in the amount and manner hereafter specified:

          (a) As consideration for their purchases, each of the Curt Trust, Helen Trust, Fisk Trust and Winifred Trust shall pay to Seller the Purchase Price.

          (b) Payment of the Purchase Price by each of the Purchasers shall be made as follows:

               (i) Each of the Curt Trust, Helen Trust, Fisk Trust and Winifred Trust shall deliver to Seller $130,000.00 in cash.

               (ii) Each of the Purchasers shall pay the balance of the Purchase Price by executing and delivering to Seller a fifteen year installment note (each, a "Note") in the amount of the Purchase Price, with interest payable semi-annually on January 3 and July 3 on the unpaid principal balance at a rate of 4.77% per annum from the date of this instrument until January 3, 2020.

     4. Pledge. To secure the payment of each Purchaser's Note, each Purchaser pledges and grants to Seller a security interest in and to such Purchaser's rights, title and interests, now owned or hereafter acquired in the assets purchased by Purchaser pursuant to this sale agreement and all proceeds of such assets.

     5. Warranty. Seller represents and warrants that the JOUT Shares sold hereunder will be transferred free and clear of all liens, claims and encumbrances.

     6. Parties in Interest. This Agreement shall bind and inure to the benefit of the parties named herein and their respective heirs, successors and assigns.

     7. Governing Law. This Agreement shall be governed by the laws of the State of Wisconsin.

     8. Counterparts. This Agreement may be executed in multiple counterparts which taken together shall constitute one and the same instrument.



                                      * * *



     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed, all as of the date and year first written above.

-------------------------------------------------------- ------------------------------------------------------
SELLER:                                                  PURCHASERS:

                                                         JOHNSON BANK, as trustee of the S. Curtis Johnson
                                                         Third Party Gift And Inheritance Trust



/s/ Imogene Powers Johnson                               By: /s/ Brian L. Lucareli
--------------------------                                   -----------------------------------------
Imogene Powers Johnson, as trustee of the Imogene             Brian L. Lucareli, Senior Vice President
Powers Johnson 1993 Trust
-------------------------------------------------------- ------------------------------------------------------
                                                         JOHNSON BANK, as trustee of the Helen
                                                         Johnson-Leipold Third Party Gift And Inheritance
                                                         Trust


                                                         By: /s/ Brian L. Lucareli
                                                             -----------------------------------------
                                                              Brian L. Lucareli, Senior Vice President


-------------------------------------------------------- ------------------------------------------------------
                                                         JOHNSON BANK, as trustee of the H. Fisk Johnson
                                                         Third Party Gift And Inheritance Trust


                                                         By: /s/ Brian L. Lucareli
                                                             -----------------------------------------
                                                              Brian L. Lucareli, Senior Vice President


-------------------------------------------------------- ------------------------------------------------------
                                                         JOHNSON BANK, as trustee of the Winifred J. Marquart
                                                         Third Party Gift And Inheritance Trust


                                                         By: /s/ Brian L. Lucareli
                                                             -----------------------------------------
                                                              Brian L. Lucareli, Senior Vice President
-------------------------------------------------------- ------------------------------------------------------


                                                    SCHEDULE I

---------------------------------- --------------------------------------------- ---------------------------
            Purchaser                                 Assets                         Fair Market Value
---------------------------------- --------------------------------------------- ---------------------------

Johnson Bank, as trustee of the    55,000 Class A shares of Johnson Outdoors,
S. Curtis Johnson Third Party      Inc., a Wisconsin corporation                        $994,400.00
Gift and Inheritance Trust

---------------------------------- --------------------------------------------- ---------------------------

Johnson Bank, as trustee of the    55,000 Class A shares of Johnson Outdoors,
Helen Johnson-Leipold Third        Inc., a Wisconsin corporation                        $994,400.00
Party Gift and Inheritance Trust

---------------------------------- --------------------------------------------- ---------------------------

Johnson Bank, as trustee of the    55,000 Class A shares of Johnson Outdoors,
H. Fisk Johnson Third Party Gift   Inc., a Wisconsin corporation                        $994,400.00
and Inheritance Trust

---------------------------------- --------------------------------------------- ---------------------------

Johnson Bank, as trustee of the    55,000 Class A shares of Johnson Outdoors,
Winifred J. Marquart Third Party   Inc., a Wisconsin corporation                        $994,400.00
Gift and Inheritance Trust


---------------------------------- --------------------------------------------- ---------------------------
